UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 10, 2017

 Homeownusa
 (Exact name of registrant as specified in its charter)

Nevada	000-55038	27-1467607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-971-3940

1601 Blake Street Suite 310
Denver, CO 80202
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2017, Mr. Conn Flanigan resigned as the Chief Financial Officer of Homeownusa (the “Company”). Mr. Flanigan shall continue to serve as the President and Secretary of the Company, and as a member of the Company’s Board of Directors.

Effective as of March 10, 2017, Mr. Rongguo (Ronald) Wei, CPA, has been appointed as Chief Financial Officer of the Company. Mr. Wei, 45, is a finance professional with more than 15 years of experience working in public and private corporations in the United States. As the Chief Financial Officer of SeD Development Management LLC, Mr. Wei is responsible for oversight of all finance, accounting, reporting, and taxation activities for that company. Prior to joining SeD Development Management LLC in 2016, Mr. Wei worked for several different US multinational and private companies including serving as Controller at American Silk Mill, LLC from 2014-2016, serving as a Senior Financial Analyst at Air Products & Chemicals, Inc. from 2013-2014 and serving as a Financial/Accounting Analyst at First Quality Enterprise, Inc. from 2011-2012. Before Mr. Wei came to US, he worked as an equity analyst in Hong Yuan Securities, in Beijing, China, concentrating on industrial and public company research and analysis. Mr. Wei is a Certified Public Accountant and received his MBA from the University of Maryland and a Master of Business Taxation from the University of Minnesota. Mr. Wei also holds a Master in Business degree from Tsinghua University and a Bachelor degree from Beihang University. Mr. Wei currently is a member of the Board Directors of Amarantus Bioscience Holdings, Inc., a biotech company.

The Company has not entered into any compensation arrangements with Mr. Wei. Mr. Wei is presently compensated by SeD Development Management LLC, which is an affiliate of Singapore eDevelopment, Ltd, the Company’s majority shareholder, at no cost to the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2017, the Board of Directors of the Company approved a change of the Company’s fiscal year end from January 31st to December 31st, effective for the current fiscal year. The Company will file a transition report on Form 10-KT to cover the transition period of February 1, 2016 to December 31, 2016.

Item 8.01 Other Events.

On March 10, 2017, the Company changed its address to: 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeownusa

Date: March 10, 2017	By:	/s/ Conn Flanigan
	Name:	Conn Flanigan
	Title:	President and Secretary